SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2006

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street
P.O. Box 356
Big Stone City, South Dakota		57216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          Amendments to Operating Agreement.

(1)           On June 2, 2006, the registrant’s Board of Managers (the “Board”) amended Sections 3.1(c), 4.3(c), 5.1(b), and 5.1(c) of the registrant’s Operating Agreement.  The amendments were made effective for July 1, 2006 and will be set forth in a fourth amended and restated operating agreement dated July 1, 2006, which will be filed as an exhibit in the registrant’s next quarterly report.

(2)           Sections 3.1(c) and 5.1 (c) are amended to reflect a new minimum capital unit ownership requirement to become a member of the registrant. Effective July 1, 2006, persons may become members of the registrant by acquiring a minimum of 2,500 capital units, as opposed to a minimum of 5,000 capital units prior to July 1, 2006.  Section 5.1(b) is amended to reflect a new minimum capital unit increment transfer requirement. Effective July 1, 2006, transfers of capital units by persons may be made in increments of 500 capital units, as opposed to increments of 1,000 capital units prior to July 1, 2006. Section 4.3(c) is amended to reflect a new minimum capital unit ownership requirement for redemption purposes. Effective July 1, 2006, redemption of a member’s capital units may be made by the registrant if a member owns less than 2,500 capital units, as opposed to owning less than 5,000 capital units prior to July 1, 2006.

Item 8.01.              Other Events.

Also on June 2, 2006, the registrant’s board of managers approved a two-for-one (2-for-1) capital unit split effective for July 1, 2006. Under the terms of the capital units’ split, members of record as of July 1, 2006 will receive two capital units for each one capital unit held in the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: June 5, 2006	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer